SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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GateHouse Media, Inc.

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To Our Stockholders:

I am pleased to invite you to attend the annual meeting of stockholders of GateHouse Media, Inc. to be held on May 26, 2011 at 9:00 a.m., in the Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, New York 14450.

Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

Your vote is important. Whether or not you plan to attend the annual meeting, we hope you will vote as soon as possible. You may vote by telephone, by internet or by mailing a proxy or voting instruction card. Voting by phone, by internet or by written proxy will ensure your representation at the annual meeting regardless of whether you attend in person. Please review the instructions on the proxy or voting instruction card regarding each of these voting options.

Thank you for your continued support and interest in GateHouse Media, Inc.

Sincerely,

Michael E. Reed
Chief Executive Officer

2011 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

GATEHOUSE MEDIA, INC.
350 WillowBrook Office Park
Fairport, New York 14450
(585) 598-0030

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	9:00 a.m. on May 26, 2011

Place	Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, New York 14450.

Items of Business	(a) To elect two Class II directors, each to serve for a three-year term.

(b) To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

(c) To consider and act upon such other business as may properly come before the meeting.

Adjournments and Postponements	Any action on the items of business described above may be considered at the annual meeting at the time and date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a GateHouse Media, Inc. stockholder as of the close of business on March 28, 2011.

Meeting Admission	You are entitled to attend the annual meeting only if you were a GateHouse Media, Inc. stockholder of record as of the close of business on March 28, 2011 or hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record or hold your shares through the GateHouse Media, Inc. Omnibus Stock Incentive Plan (the “Incentive Plan”), your ownership as of the record date will be verified prior to being admitted to the meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to March 28, 2011, a copy of the voting instruction card provided by your broker, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification and comply with the other procedures outlined above, you will not be admitted to the annual meeting. The annual meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m. and you should allow ample time for the check-in procedures.

Voting	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and to complete, date and sign your proxy or voting instruction card and return it promptly or vote your shares by telephone or by internet as described on the proxy card or Notice of Internet Availability of Proxy Materials.

For specific instructions on how to vote your shares, please refer to the section entitled Questions and Answers -- Voting Information beginning on page 4 of this proxy statement and the instructions on the proxy or voting instruction card or as instructed in the Notice of Internet Availability of Proxy Materials.

By order of the Board of Directors,

Polly Grunfeld Sack, Senior Vice President, Secretary and General Counsel

This notice of annual meeting and proxy statement and form of proxy are being distributed on or about April 12, 2010.

QUESTIONS AND ANSWERS

Proxy Materials

1.	Why am I receiving these materials?

The Board of Directors (the ”Board”) of GateHouse Media, Inc., a Delaware corporation (hereafter referred to as “GateHouse Media,” the “Company,” “our” or “we”), is providing these proxy materials to you in connection with GateHouse Media’s annual meeting of stockholders, which will take place on May 26, 2011 at 9:00 a.m. The meeting will be held in the Board Room at our principal executive office, located at 350 WillowBrook Office Park, Fairport, New York 14450. As a stockholder, you are invited to attend the annual meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

2.	Why am I being asked to review materials on-line?

Under rules recently adopted by the U.S. Securities and Exchange Commission (“SEC”), we are now furnishing proxy materials to our stockholders on the internet, rather than mailing printed copies of those materials to each stockholder. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review the proxy materials on the internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. We anticipate that the Notice of Internet Availability of Proxy Materials will be mailed to stockholders and the proxy materials will be available on our internet website on or about April 11, 2011.

3.	What information is contained in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, GateHouse Media’s Board and Board committees, the compensation of directors and certain executive officers for fiscal 2010, and other required information.

4.	How may I obtain GateHouse Media’s Form 10-K and other financial information?

A copy of our 2010 Annual Report, which includes our 2010 Form 10-K, is available on our website under the Investors tabs at www.gatehousemedia.com. Stockholders may request a free copy of our 2010 Annual Report, which includes our 2010 Form 10-K, by contacting

GateHouse Media, Inc.,
Attn: Investor Relations,
350 WillowBrook Office Park,
Fairport, New York 14450

or by contacting us at (585) 598-0030.

5.	What should I do if I receive more than one Notice of Internet Availability of Proxy Materials or voting materials?

You may receive more than one Notice of Internet Availability of Proxy Materials or, if you previously elected to receive printed proxy materials, a set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate Notice of Internet Availability of Proxy Materials or voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Notice of Internet Availability of Proxy Materials or proxy card. Please complete, sign, date and return each GateHouse Media proxy card and voting instruction card that you receive or vote by using the telephone for each proxy card and voting instruction card you receive.

If you are a stockholder of record and would like to only receive one Notice of Internet Availability of Proxy Materials or one set of proxy materials, please contact us at GateHouse Media, Inc., Attn: Investor Relations, 350 WillowBrook Office Park, Fairport, New York 14450 or (585) 598-0030. If you hold your shares in street name through a stock broker, bank or other nominee and would like to only receive one Notice of Internet Availability of Proxy Materials or one set of proxy materials, then you must contact your stock broker, bank or other nominee to make such a request.

Voting Information

6.	What items of business will be voted on at the annual meeting?

The items of business scheduled to be voted on at the annual meeting are:

•	The election of two Class II directors, each to serve for a three-year term; and

•	To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP (“EY”) as GateHouse Media’s independent registered public accounting firm for the 2011 fiscal year

We also will consider any other business that is properly presented at the annual meeting.

7.	How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” the nominees to the Board, and “FOR” the ratification of EY as our independent registered public accounting firm for the 2011 fiscal year.

8.	What shares can I vote?

Each share of GateHouse Media common stock issued and outstanding as of the close of business on March 28, 2011 is entitled to one vote on all items being voted upon at the annual meeting. You may vote all shares owned by you as of the Record Date, including (a) shares held directly in your name as the stockholder of record and (b) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank. On the Record Date, we had 58,078,607 shares of common stock issued and outstanding.

9.	How can I vote my shares in person at the annual meeting?

Shares held in your name as the stockholder of record may be voted in person at the annual meeting. Shares held beneficially in street name may be voted in person at the annual meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

10.	How can I vote my shares without attending the annual meeting?

•	By Telephone — after your receipt of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of our common stock who live in the United States or Canada may submit proxies by following the “Vote by Telephone” instructions on the proxy cards. Most stockholders who hold shares beneficially in street name and live in the United States or Canada may vote by phone by calling the number specified on the voting instruction cards provided by their brokers, trustees or nominees. Please check the voting instruction card for telephone voting availability.

•	By Mail — after your receipt of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards. Stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided.

•	By Internet — after your receipt of the proxy materials (either directly or as outlined in the Notice of Internet Availability of Proxy Materials). To submit your vote by internet, please follow the “Vote by Internet” instructions included on the Notice of Internet Availability of Proxy Materials or proxy card. Most stockholders who hold shares beneficially in street name may vote by internet by going to the website specified on the Notice of Internet Availability of Proxy Materials or the voting instruction card provided by their broker, trustee or nominee.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered a stockholder of record with respect to those shares and the Notice of Internet Availability of Proxy Materials has been sent directly to you by American Stock Transfer & Trust Company. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

If like most stockholders of GateHouse Media, you hold your shares in street name through a stock broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of shares, and the Notice of Internet Availability of Proxy Materials is being forwarded to you by Broadridge Financial Solutions, Inc. Please carefully consider the information contained in this proxy statement and, whether or not you plan to attend the meeting, vote by one of the above methods so that we can be assured of having a quorum present at the meeting and so that your shares may be voted in accordance with your wishes even if you later decide not to attend the annual meeting.

11.	What is the deadline for voting my shares?

If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the annual meeting. If you hold shares beneficially in street name, please follow the voting instructions provided by your broker, trustee or nominee.

12.	May I change my vote?

If you are the stockholder of record, you may revoke your proxy (i) by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), (ii) by providing a written notice of revocation to the Corporate Secretary at the address noted below in response to Question 24 prior to the annual meeting, or (iii) by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically make that request at the annual meeting. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee in accordance with the instructions for the voting instruction card, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

13.	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner designed to protect your voting privacy, and will not be disclosed, except as necessary to meet applicable legal requirements and under other limited circumstances.

14.	How are votes counted?

In the election of each of the directors, you may vote “FOR,” or “WITHHOLD” with respect to the nominee. In tabulating the voting results for the election of each of the directors, only “FOR” and “WITHHOLD” votes are counted.

For the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2010 and other items of business that may be properly presented at the annual meeting, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” the nominee to the Board and “FOR” ratification of our independent registered public accounting firm).

15.	What is the voting requirement to approve each of the proposals?

In the election of the directors, each director will be elected by a plurality of the votes cast for him. A plurality of votes cast means that the number of votes cast “FOR” the nominee’s election must exceed the number of votes cast “FOR” a competing nominee’s election. The election of our two director nominees is not being contested. All other matters voted upon at the meeting will be decided by a majority of the votes cast.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Recent regulatory changes were made to eliminate the ability of your broker or bank to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and do not instruct your bank or broker how to vote in the election of directors, no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares to ratify the selection of our independent registered public accounting firm. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against the matters being voted on at the meeting (other than in the election of directors, who are elected by a plurality of the votes cast).

16.	What happens if additional matters are presented at the annual meeting?

Other than the two items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy pursuant to this proxy statement, the persons named as proxy holders, Garrett J. Cummings and Monica Treviso, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason the nominee is not available as a candidate for director, the persons named as proxy holders will vote for your proxy for such other candidate or candidates as may be nominated by the Board.

17.	Who will serve as inspector of elections?

The inspectors of elections will be Elizabeth Lewis and Sheryl Costa.

18.	Who will bear the cost of soliciting votes for the annual meeting?

GateHouse Media is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees who will not receive any additional compensation for such solicitation activities. We also will reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

19.	Where can I find the voting results of the annual meeting?

We intend to announce preliminary voting results at the annual meeting and publish final results on a Current Report on Form 8-K which will be filed by us with the SEC within four business days of the annual meeting.

Stock Ownership Information

20.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card on behalf of your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and you also are invited to attend the annual meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a legal proxy from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting.

21.	What if I have questions for GateHouse Media’s transfer agent?

Please contact our transfer agent, American Stock Transfer & Trust Company at (800) 937-5449, with questions concerning stock certificates, dividend checks, transfer of ownership or other matters pertaining to your stock account.

Annual Meeting Information

22.	How can I attend the annual meeting?

You are entitled to attend the annual meeting only if you were a GateHouse Media stockholder as of the close of business on March 28, 2011 or you hold a valid proxy for the annual meeting. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a broker, trustee or nominee (i.e., in street name), you must provide proof of beneficial ownership on the record date, such as your most recent account statement prior to March 28, 2011, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

The meeting will begin promptly at 9:00 a.m. Check-in will begin at 8:30 a.m., and you should allow ample time for the check-in procedures.

23.	How many shares must be present or represented to conduct business at the annual meeting?

Holders of a majority of shares of our common stock entitled to vote must be present in person or represented by proxy in order to conduct business and vote on matters raised at the meeting. Both abstentions and broker non-votes described previously in Question 15 are counted for the purposes of determining the presence of a quorum.

Stockholder Proposals, Director Nominations and Related Bylaw Provisions

24.	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders?

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy statement for next year’s annual meeting, our Corporate Secretary must receive the written proposal at our principal executive offices no later than December 13, 2011. Such proposals also must comply with Rule 14a-8 promulgated by the SEC regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

GateHouse Media, Inc.
Attn: Corporate Secretary
350 WillowBrook Office Park
Fairport, New York 14450

For a stockholder proposal that is not intended to be included in our proxy statement under Rule 14a-8, the stockholder must provide the information required by our Amended and Restated Bylaws and give timely notice to the Corporate Secretary in accordance with our Amended and Restated Bylaws, which, in general, require that the notice be received by the Corporate Secretary:

•	Not earlier than the close of business on January 27, 2012; and

•	Not later than the close of business on February 26, 2012.

If the date of the stockholder meeting is moved to a date more than 25 days before or after the anniversary of our annual meeting for the prior year, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever occurs first.

25.	How may I recommend or nominate individuals to serve as directors?

You may propose director candidates for consideration by the Board. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to the Corporate Secretary at the address of our principal executive offices set forth in response to Question 24 above.

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for election at an annual stockholder meeting. To nominate a director, a stockholder must deliver the information required by our Amended and Restated Bylaws and a statement by the nominee consenting to being named as a nominee and consenting to serve as a director if elected.

26.	What is the deadline to nominate individuals to serve as directors?

To nominate an individual for election at next year’s annual stockholder meeting, the stockholder must give timely notice to the Corporate Secretary in accordance with our Amended and Restated Bylaws, which, in general, require that the notice be received by the Corporate Secretary between the close of business on January 27, 2012 and the close of business on February 26, 2012, unless the annual meeting is moved to a date more than 25 days before or after the anniversary of the prior year’s annual meeting, in which case the deadline will be as described in Question 24.

27.	How may I obtain a copy of GateHouse Media’s Amended and Restated Bylaw provisions regarding stockholder proposals and director nominations?

You may contact our Corporate Secretary at our principal executive offices, set forth in response to Question 24 above, for a copy of the relevant Amended and Restated Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Our Amended and Restated Bylaws also are available on our website at www.gatehousemedia.com.

Further Questions

28.	Who can help answer my questions?

If you: (a) have any questions about the annual meeting; (b) have any questions how to vote or revoke your proxy; and/or (c) need additional copies of this proxy statement or voting materials, you should contact Mark Maring by at (585) 598-6874 or by email at investorrelations@gatehousemedia.com.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

GateHouse Media is committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well and maintaining our integrity in the marketplace. To that end, we have adopted a Code of Business Conduct and Ethics for our directors, officers and employees, including a separate Code of Ethics for our Chief Executive Officer and senior financial officers. In addition, we have adopted the Corporate Governance Guidelines of GateHouse Media, Inc., as most recently amended and restated on April 4, 2011 (our “Corporate Governance Guidelines”), which, in conjunction with our Amended and Restated Articles of Incorporation, Amended and Restated Bylaws and Audit Committee charter, form the framework for our corporate governance. All of our corporate governance materials, including the Audit Committee charter, are available on our website at www.gatehousemedia.com.

These materials also are available in print to any stockholder upon request. The Board regularly reviews corporate governance developments and makes modifications as warranted.

Board and Board Committee Independence

After the resignation of Richard L. Friedman from our Board on March 7, 2011, we currently have an equal number of independent and non-independent directors. For a director to be considered independent, the Board must determine that the director does not have any material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). The Board has established guidelines to assist it in determining director independence, which conform to the independence standards of the New York Stock Exchange. As of the date of this proxy statement, our Board has determined that two out of our four current directors (Messrs. Osborne and Sheehan) are independent, including one of the director nominees standing for election at our annual meeting.

According to our Corporate Governance Guidelines, all members of the Audit Committee must be independent directors. Members of the Audit Committee also must satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from us or any of our subsidiaries other than their compensation for service as directors.

Executive Sessions

The independent directors meet at least once each year in regularly scheduled executive sessions. Additional executive sessions may be scheduled by independent directors. The chairperson of the Audit Committee presides over these sessions.

Board Structure and Committee Composition

As of the date of this proxy statement, our Board has four directors and a standing Audit Committee. On December 19, 2008, the Board discharged its Nominating and Corporate Governance Committee and its Compensation Committee. The committee membership and function of the Audit Committee is described below. The Audit Committee operates under a written charter adopted by the Board.

Except for Mr. Edens, our Chairman of the Board, all of our current directors joined our Board on October 24, 2006. During fiscal year 2010, our Board held six meetings. Each director attended at least 75% of the Board meetings and committee meetings on which he served (except for Wesley R. Edens). During fiscal year 2010, our Board also took corporate action by written consents without a meeting. Each director is expected to attend, absent unusual circumstances, all annual and special meetings of stockholders. Such attendance may be in person or by conference call.

Name of Director	Audit Committee

Wesley R. Edens — Chairman of the Board
Michael E. Reed
Burl Osborne	Member
Kevin M. Sheehan	Chair

Board Leadership Structure

We currently split the roles of Chairman of the Board and Chief Executive Officer. The Board believes that separating these two positions allows each person to focus on their individual responsibilities and enhances the accountability of our Chief Executive Officer to the Board. Under this structure, our Chief Executive Officer can focus his attention on the day-to-day operations and performance of our company and on implementing our longer-term strategic direction. At the same time, our Chairman of the Board can focus his attention on longer term strategic issues, setting the agenda for and on providing insight and guidance to our Chief Executive Officer. We currently believe that the separation of the roles of Chairman of the Board and Chief Executive Officer is appropriate, however, our Corporate Governance Guidelines do not require the separation of the offices of the Chairman of the Board and the Chief Executive Officer. The Board is free to choose its Chairman of the Board in anyway that it deems best at any given point in time.

The Board’s Role in Risk Oversight

The Board is responsible for enterprise risk management, including risks associated with our corporate governance, such as board organization, membership, structure and leadership succession planning, as well as the management of risks arising from our executive compensation policies and programs. While the Board retains responsibility for the general oversight of risks, it has delegated financial oversight to our Audit Committee, which focuses on financial risk, including those that could arise from our accounting and financial reporting processes and our consolidated financial statement audits.

The Board and the Audit Committee work together to provide enterprise-wide oversight of our management and handling of risk. These responsibilities are satisfied through periodic reports from the Audit Committee chairman regarding the risk considerations within its area of expertise, as well as through periodic reports to the Board, or the Audit Committee, from our management team on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks. The Board, or the Audit Committee with respect to risks within its scope, reviews these reports to enable it to understand our risk identification, risk management and risk mitigation strategies. The Audit Committee chairman will report to the Board at subsequent Board meetings regarding particular risks within the scope of the Audit Committee, enabling the Board and the Audit Committee to coordinate the risk oversight role.

Audit Committee

The Audit Committee was established under a written charter which became effective as of the time we were first listed on the New York Stock Exchange (we were delisted from the New York Stock Exchange effective October 24, 2008), and which was last amended and restated on December 18, 2008. Our Audit Committee oversees a broad range of issues surrounding our accounting and financial reporting processes and audits of our financial statements. In particular, our Audit Committee: (a) assists the Board in monitoring the integrity of our financial statements, our compliance with legal and regulatory requirements, our independent auditor’s qualifications and independence and the performance of our internal audit function and independent auditors; (b) assumes direct responsibility for the appointment, compensation, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of performing any audit, review or attest services and for dealing directly with any such accounting firm; (c) provides a forum for consideration of matters relating to any audit issues; and (d) prepares the audit committee report that the SEC rules require be included in our annual proxy statement. The Audit Committee met four times during fiscal year 2010, in addition to acting by written consent without a meeting. The Audit Committee Charter requires such committee to be comprised of at least two members as determined from time to time by the Board. As of the date of this proxy statement, the members of our Audit Committee are Messrs. Sheehan and Osborne. Mr. Sheehan is our Audit Committee chair and our Audit Committee financial expert under applicable SEC rules. Each member of our Audit Committee is “independent” as defined under the Exchange Act and New York Stock Exchange rules.

Compensation Committee

On December 19, 2008 the Board discharged its standing Compensation Committee. The Board is of the view that it has the requisite skill and judgment to perform this function without a formal committee. Currently, the entire Board, except for Mr. Reed, performs those functions that were customarily performed by the Compensation Committee, which include: (a) reviewing policy relating to the compensation and benefits of our officers and employees; (b) reviewing and approving the corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other senior officers; (c) evaluating performance of such officers in light of those goals and objectives and determining compensation of these officers based on such evaluations; and (d) reviewing the executive compensation disclosure in our proxy statement.

Nominating and Corporate Governance Committee

On December 19, 2008 the Board discharged its standing Nominating and Corporate Governance Committee. The Board is of the view that it has the requisite skill and judgment to perform this function without a formal committee. Currently, the entire Board performs those functions that were customarily performed by the Nominating and Corporate Governance Committee. The primary function of the Board, when serving in this role, is to: (a) identify, review and recommend nominees for election as directors; (b) recommend directors to serve on the committees; (c) oversee the evaluation of our management; and (d) develop, review and recommend corporate governance guidelines.

Director Nominees

Stockholder Recommendations

The Board will consider properly submitted stockholder recommendations of candidates for membership on the Board according to the procedures described below under “Identifying and Evaluating Candidates for Directors.” In evaluating such recommendations, the Board seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Director Qualifications.” Any stockholder recommendations proposed for consideration by the Board must be in writing, include the candidate’s name and qualifications for Board membership and should be addressed to:

GateHouse Media, Inc.
Attn: Corporate Secretary
350 WillowBrook Office Park
Fairport, New York 14450
Fax: (585) 248-9562

Stockholder Nominations

In addition, our Amended and Restated Bylaws permit stockholders to nominate directors for consideration at any annual stockholder meeting. For a description of the process for nominating directors at the annual meeting, see “Questions and Answers — Stockholder Proposals, Director Nominations and Related Bylaw Provisions — Question 25”.

Director Qualifications

Our Corporate Governance Guidelines contain Board membership criteria that apply to nominees recommended for a position on our Board. At a minimum, the Board shall consider: (a) whether each such nominee has demonstrated, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of the business and affairs of our company; and (b) the nominee’s reputation for honesty and ethical conduct in his or her personal and professional activities. Additional factors which the Board may consider include a candidate’s specific experiences and skills, relevant industry background and knowledge, time availability in light of other commitments, potential conflicts of interest, material relationships with our company and independence from our management and our company. The Board also may seek director candidates with a diversity of backgrounds, experiences, gender and race. Each candidate should be committed to enhancing stockholder value and should have sufficient time to carry out the required duties and to provide insight and practical wisdom based on experience. A candidate’s service on other boards of public companies should be limited to a number that permits the candidate to perform responsibly all director duties. Each director must represent the interest of all of our stockholders.

Identifying and Evaluating Candidates for Directors

The Board uses a variety of methods for identifying and evaluating nominees for director. The Board regularly assesses its appropriate size and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Board may consider several potential candidates. Candidates may come to the attention of the Board through its current members, professional search firms, stockholders or other persons.

Identified candidates are evaluated at regular or special meetings of the Board and may be considered at any point during the year. As described above, the Board considers properly submitted stockholder recommendations for candidates for the Board to be included in our proxy statement and evaluates such candidates using the same criteria as other candidates. If any materials are provided by a stockholder in connection with the nomination of a director candidate, such materials should be addressed to:

GateHouse Media, Inc.
Attn: Corporate Secretary
350 WillowBrook Office Park
Fairport, New York 14450
Fax: (585) 248-9562

Communications with Directors

The Board has adopted a process by which stockholders and other interested parties may communicate with the independent directors of the Board or the chairperson of the Audit Committee by regular mail. You may send communications by regular mail to the attention of the Chairperson, Audit Committee; or to the independent directors as a group to the Independent Directors, each c/o Corporate Secretary, GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

Our management will review all communications received to determine whether the communication requires immediate action. Management will pass on all communications received, or a summary of such communications, to the appropriate director or directors.

DIRECTOR COMPENSATION

Each independent director is entitled to receive an annual retainer of $30,000, payable in two equal semi-annual installments. In addition, an annual fee of $5,000 is paid, in two equal semi-annual installments, to the chair of the Audit Committee. Fees to independent directors may be paid by issuance of our common stock, based on the value of our common stock at the date of issuance, rather than in cash, unless the issuance would prevent such director from being determined to be independent. Such stock must be granted pursuant to a stockholder-approved plan. All members of our Board are reimbursed for reasonable expenses and expenses incurred in attending Board meetings.

Except as otherwise provided by the plan administrator of the Incentive Plan, on the first business day after our annual meeting of stockholders and each such annual meeting thereafter during the term of the Incentive Plan, each of the independent directors who is serving following such annual meeting will automatically be granted under the Incentive Plan a number of unrestricted shares of GateHouse Media common stock having a fair market value of $15,000 as of the date of grant; however, Messrs. Osborne and Sheehan will not be eligible to receive these automatic annual grants.

2010 Director Compensation Table

The following table provides information about the compensation earned by our independent directors during 2010.

	Fees Earned or Paid in
	Cash(1)(2)
Name	($)	Stock Awards($)	Total ($)

Richard L. Friedman(3)	30,000	0	30,000
Burl Osborne	30,000	0	30,000
Kevin M. Sheehan	35,000	0	35,000

(1)	Amounts in this column reflect the annual cash retainer of $30,000 earned for 2010.

(2)	Mr. Sheehan’s cash fee includes an additional $5,000 retainer he earned as Chair of the Audit Committee.

(3)	Mr. Friedman resigned as Director effective March 7, 2011.

PROPOSAL ONE: ELECTION OF DIRECTORS

There are two nominees for election to our Board at this year’s annual meeting. In accordance with the terms of our Amended and Restated Certificate of Incorporation, the Board is divided into three classes of directors (designated Class I, Class II and Class III) of the same or nearly the same number to the extent practicable. After the resignation of Mr. Friedman on March 7, 2011, we currently have two Class II directors, two Class III directors and no Class I directors. At each annual meeting of stockholders, one class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. As a result, a portion of the Board will be elected each year.

Our Amended and Restated Certificate of Incorporation authorizes a Board consisting of at least three, but no more than seven, members, with the exact number of directors to be fixed from time to time by a resolution of the majority of the Board (or by a duly adopted amendment to the Certificate of Incorporation). Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of the Board into classes with staggered three-year terms may delay or prevent a change of management or a change in control.

If you sign your proxy or voting instruction card but do not give instruction with respect to voting for the director, your shares will be voted for the person recommended by the Board. If you wish to give specific instructions with respect to voting for director, you may do so by indicating your instructions on your proxy or voting instruction card.

Both of our nominees have indicated to us that they will be available to serve as directors. The Board has approved the nominees. In the event that any nominee should become unavailable, the proxy holders, Garrett J. Cummings and Monica Treviso, will vote for such other nominee or nominees as designated by the Board.

The Board recommends a vote “FOR” each of the following Class II nominees:

Burl Osborne Director since October 2006 Age 73	Mr. Osborne formerly served as the Interim Chief Executive Officer of Freedom Communications, Inc., a media company owning daily and weekly newspapers and local television stations, from July 2009 until July 2010. Mr. Osborne also formerly held several positions in the Belo Corporation, a publicly traded owner and operator of 20 television stations: President, Publishing Division from 1995 to 2001; director from 1987 to 2002; and Publisher of The Dallas Morning News Co., from 1986 to 2001 with which he became associated in 1980. Mr. Osborne served as Chairman of the Board of Directors of The Associated Press from 2002 to 2007 and director from 1993 until 2007 and as a member of the Executive Committee. Mr. Osborne also has served as director and Past Chairman of Southern Newspaper

Publishers Association, and a director of Newspaper Association of America. Currently Mr. Osborne is a board member of the Committee to Protect Journalists, J.C. Penney Company, Inc. and Freedom Communications, Inc.

Mr. Osborne has significant knowledge of our company and the newspaper, publishing, and multimedia industries through management experience and board service. Mr. Osborne’s experience includes significant senior executive leadership positions, including merger and acquisition operations.

Michael E. Reed Director since October 2006 Age 44	Mr. Reed became GateHouse Media’s Chief Executive Officer in February 2006. He was formerly the President and Chief Executive Officer of Community Newspaper Holdings, Inc., or “CNHI”, a leading publisher of local news and information and had served in that capacity since 1999. Mr. Reed served as CNHI’s Chief Financial Officer from 1997 to 1999. Prior to that, he worked for Park Communications, Inc., a multimedia company, located in Ithaca, New York. Mr. Reed currently serves on the Board of Directors for the Associated Press and he is also the Chairman of the Audit Committee for the Associated Press. He also serves as Vice Chairman of the Board of Directors for the Newspaper Association of America. Mr. Reed also serves on the Board of Directors for the Minneapolis Star Tribune. Mr. Reed formerly was a member of the Board of Visitors of the University of Alabama’s College of Communication and Information Sciences and was a member of the Grady College Journalism School’s Board of Advisors. Mr. Reed has a deep understanding of our operations, strategy and people, as well as our industry, serving as our Chief Executive Officer for over four years. He has also served in senior executive capacities with other companies in the newspaper and publishing industries. Mr. Reed has extensive corporate board experience.

The following Class III directors are serving on the Board for a term that ends at the 2012 Annual Meeting:

Wesley R. Edens Chairman of the Board since June 2005 Age 49	Mr. Edens is a principal and Co-Chairman of the Board of Directors of Fortress Investment Group LLC (“Fortress”). Mr. Edens has been Co-Chairman of the Board of Directors of Fortress since August 2009 and a member of the Board of Directors of Fortress since November 2006. Mr. Edens has been a member of the Management Committee of Fortress since 1998. Mr. Edens is responsible for Fortress’ private equity and publicly traded alternative investment businesses. Prior to co-founding Fortress in 1998, Mr. Edens was a partner and managing director of BlackRock Financial Management Inc., where he headed BlackRock Asset Investors, a private equity fund. In addition, Mr. Edens was formerly a partner and managing director of Lehman Brothers. Mr. Edens is Chairman of the Board of Directors of each of Aircastle Limited, Brookdale Senior Living Inc., Eurocastle Investment Limited, Newcastle Investment Corp. and RailAmerica Inc. and a director of GAGFAH S.A. and PENN National Gaming Inc. Mr. Edens was Chief Executive Officer of Global Signal Inc. from February 2004 to April 2006 and Chairman of the Board of Directors from October 2002 to January 2007.

Mr. Edens has extensive experience in the venture capital, private equity and investment advisory fields. Mr. Edens brings to our board his expertise in leading organizations, dealing with capital markets, finance transactions and acquisition matters, as well as fundamental financial statement analysis, including balance sheets, income statements and cash flow statements.

Kevin Sheehan Director since October 2006 Age 57	Mr. Sheehan currently serves as Chief Executive Officer of Norwegian Cruise Line, which he joined in 2007. Previously, Mr. Sheehan provided consulting services to Cerebrus Capital Management LP (2006-2007) and provided consulting services to Clayton Dubilier & Rice from 2005 until 2006. Prior thereto, Mr. Sheehan was Chairman and Chief Executive Officer of Cendant Corporation’s Vehicle Services Division (included responsibility for Avis Rent A Car, Budget Rent A Car, Budget Truck, PHH Fleet Management and Wright Express) from January 2003 until May 2005. From March 2001 until May 2003, Mr. Sheehan served as Chief Financial Officer of Cendant Corporation. From August 1999 to February 2001, Mr. Sheehan was President-Corporate and Business Affairs and Chief Financial Officer of Avis Group Holdings, Inc. and a director of that company from June 1999 until February 2001. From August 2005 to January 2008, Mr. Sheehan previously served on the faculty of Adelphi University, serving as a Distinguished Visiting Professor — Accounting, Finance and Economics.

Mr. Sheehan has significant experience in a senior management capacity for large corporations. Specifically, his experience as the Chief Financial Officer of several large corporations provide him with important experience and skills, as well as an understanding of the complexities of our current economic environment. Mr. Sheehan also brings significant financial expertise to our Board.

Upon the resignation of Richard L. Friedman on March 7, 2011, we no longer have any Class I directors.

PROPOSAL TWO: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Ernst & Young LLP (“EY”), served as our independent registered public accounting firm for the fiscal year ending December 31, 2010. The Audit Committee has selected EY as our independent registered public accounting firm for the fiscal year ending December 31, 2011. This selection will be presented to stockholders for ratification at the annual meeting. The Audit Committee will consider the outcome of this vote in its future deliberations regarding the selection of our independent registered public accounting firm.

The Board recommends a vote in favor of the proposal to ratify the selection of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2011 and the persons named as proxy holders (unless otherwise instructed) will vote such proxies “FOR” this proposal.

We have been advised that an EY representative will be present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will also be given an opportunity to make a statement if he or she should so desire.

Fees Paid to EY

The following table sets forth the fees, which include out-of-pocket expenses, for services provided by EY during the fiscal years ending December 31, 2010 and December 31, 2009.

	2010	2009

Audit Fees	$821,549	$1,055,517
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	0	0
Total	$821,549	$1,055,517

The following is a description of the nature of the services comprising the fees disclosed in the table above for each of the four categories of services.

(a) Audit Fees.  These are fees for professional services rendered by EY for: (1) the audit of (i) our annual consolidated financial statements for the fiscal years ending December 31, 2010 and December 31, 2009; and (ii) the effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2009; (2) the review of financial statements included in our Quarterly Reports on Form 10-Q; and (3) services that are typically rendered in connection with statutory and regulatory filings or engagements.

(b) Audit-Related Fees.  These are fees for assurance and related services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees. These services consist of consultation on financial accounting and reporting and due diligence assistance with acquisitions. For the fiscal years ending December 31, 2010 and December 31, 2009, no fees were incurred for these services.

(c) Tax Fees.  These are fees for professional services rendered by EY with respect to tax compliance, tax advice and tax planning. These services consist of the review of certain tax returns and consulting on tax planning matters. For the fiscal years ending December 31, 2010 and December 31, 2009, no fees were incurred for these services.

(d) All Other Fees. These are fees for professional services rendered by EY that are reasonably related to the performance of the audit or the review of our financial statements that are not included as audit fees, audit-related fees or tax fees. For the fiscal years ending December 31, 2010 and December 31, 2009, no fees were incurred for these services.

Audit Committee Pre-approval Policy

The Audit Committee is responsible for pre-approving all audit services and permitted non-audit services (including the fees and retention terms) to be performed for us by the independent registered public accounting firm prior to their engagement for such services. Accordingly, all audit and audit-related services for which EY was engaged were pre-approved by the Audit Committee.

For each engagement, management provides the Audit Committee with information about the services and fees sufficiently detailed to allow the Audit Committee to make an informed judgment about the nature and scope of the services and the potential for the services to impair the independence of the auditor. After the end of the audit year, management provides the Audit Committee with a summary of the actual fees incurred for the completed audit year.

Vote Required and Recommendation

Ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to be voted at the meeting.

The Board unanimously recommends that you vote “FOR” Proposal 2 relating to the ratification of the appointment of EY as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

AUDIT COMMITTEE REPORT

Management has the primary responsibility for the integrity of the Company’s financial information and the financial reporting process, including the system of internal control over financial reporting. The Company’s independent registered public accounting firm is responsible for conducting independent audits of the Company’s financial statements and management’s assessment of the effectiveness of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and expressing an opinion on the financial statements and management’s assessment based upon those audits. The Audit Committee is responsible for overseeing the conduct of these activities.

As part of its oversight responsibility, the Audit Committee has:

•	reviewed and discussed the audited financial statements, the adequacy of financial controls and the effectiveness of the Company’s internal control over financial reporting with management and the Company’s independent registered public accounting firm;

•	discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	discussed with it that firm’s independence.

Based upon the reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2010 for filing with the SEC.

By: The Audit Committee

Kevin M. Sheehan, Chairman
Burl Osborne

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of our common stock as of March 28, 2011 (except as noted otherwise) by: (a) each of our directors and named executive officers, (b) each person or group known to us holding more than 5% of our common stock, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each owner has sole voting and investment powers with respect to the securities listed. The information provided in the table is based on our records, information filed with SEC and information provided to us, except where otherwise noted.

	Number of
	Shares Beneficially	Percent of
Name and Address of Beneficial Owner	Owned(1)	Class

Named Executive Officers and Directors (2)
Michael E. Reed	407,087	*
Melinda A. Janik	100,000	*
Kirk Davis	72,667	*
Polly G. Sack	44,314	*
Mark Maring	100,372	*
Wesley R. Edens(3)	22,975,800	39.6%
Burl Osborne	28,667	*
Kevin M. Sheehan	53,667	*
All Executive Officers and Directors as a group: (8 persons)	23,782,574	40.9%
5% Stockholders:
Fortress Investment Holdings LLC(3)(4)	22,975,800	39.6%

*	Less than one percent.

(1)	Consists of shares held, including shares of restricted stock subject to vesting.

(2)	The address of each officer or director listed in the table above is: c/o GateHouse Media, Inc., 350 WillowBrook Office Park, Fairport, New York 14450.

(3)	Includes: 22,975,800 shares held by certain affiliates of Fortress Investment Group LLC (“FIG”). FIF III Liberty Holdings LLC (“FIF Liberty Holdings”) directly owns 22,050,000 of such shares. The members of FIF Liberty Holdings are Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP and Fortress Investment Fund III (Coinvestment Fund D) L.P. (collectively, the “Fund III Funds”). Fortress Fund III GP LLC is the general partner of each of the Fund III Funds and its sole member is Fortress Investment Fund GP (Holdings) LLC. The sole member of Fortress Investment Fund GP (Holdings) LLC is Fortress Operating Entity I LP (“FOE I’’).

505,100 and 170,700 shares are directly owned by Fortress Partners Securities LLC (“FPS”) and Fortress Partners Offshore Securities LLC (“FPOS”) respectively. Fortress Partners Fund LP (“FPF”) is the sole member of FPS and Fortress Partners Advisors LLC (“FPA”) is the investment advisor of FPF. Fortress Partners Master Fund LP (“FPM”) is the sole managing member of FPOS. Fortress Partners Offshore Master GP LLC is the general partner of FPM which has FOE I as its sole managing member.

225,000 shares and 25,000 shares are directly owned by Drawbridge DSO Securities LLC (“Drawbridge DSO”) and Drawbridge OSO Securities LLC (“Drawbridge OSO”), respectively. Drawbridge Special Opportunities Fund LP (“DBSO LP”) is the sole member of Drawbridge DSO and Drawbridge Special Opportunities Fund Ltd. (“DBSO Ltd”) is the sole member of Drawbridge OSO. Drawbridge Special Opportunities Advisors LLC (“DSOA”) is the investment advisor for each of DBSO LP and DBSO Ltd.

FIG LLC is the sole member of each of FPA and DSOA. FIG LLC is wholly owned by FOE I. FIG Corp is the general partner FOE I. FIG Corp is wholly owned by FIG.

Mr. Edens may be deemed to beneficially own the shares listed as beneficially owned by FIG. Mr. Edens disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein and the inclusion of the shares herein shall not be deemed an admission of beneficial ownership of the reported shares for purposes of this Section 16 or otherwise. Similarly, each of the affiliates of FIG listed above disclaims beneficial ownership of all reported shares except to the extent of its pecuniary interest therein and the inclusion of the shares in this report shall not be deemed an admission of beneficial ownership of the reported shares for purposes of Section 16 otherwise.

(4)	The address of Fortress Investment Holdings LLC is 1345 Avenue of the Americas, 46th Floor, New York, New York 10105.

RELATED PERSON TRANSACTIONS

Fortress

As of March 28, 2011, Fortress Investment Group LLC and certain of its affiliates, including certain funds managed by it or its affiliates, beneficially owned 39.6% of our outstanding common stock.

In addition, our Chairman, Wesley Edens, is the Chairman of the Management Committee of Fortress. We do not pay Mr. Edens a salary or any other form of compensation.

Fortress Indebtedness

As described more fully in our Annual Report on Form 10-K in Item 7 under the heading “Indebtedness — 2007 Credit Facility” and in our Current Report on Form 8-K filed on April 7, 2011, affiliates of Fortress Investment Group LLC owned $126.0 million of the approximately $1.2 billion outstanding under the 2007 Credit Facility as of December 31, 2010. These amounts were purchased on arms’ length terms in secondary market transactions. During 2010, we made interest payments totaling $28.6 million to affiliates of Fortress Investment Group LLC.

Fortress Preferred Stock Agreement with Subsidiary

On August 21, 2008, FIF III Liberty Holdings LLC (“FIF III”), an affiliate of Fortress Investment Group LLC, purchased an aggregate of $11.5 million in 10% cumulative preferred stock of GateHouse Media Macomb Holdings, Inc. (“Macomb”), an operating subsidiary of ours. Macomb, which is an “Unrestricted Subsidiary” under the terms of the 2007 Credit Facility, used the proceeds from such sale of preferred stock to make an $11.5 million cash investment in Holdco non-voting 10% cumulative preferred stock. Under the Preferred Stock Agreement, FIF III had the right to require us to purchase its Macomb preferred stock during the five-year period following the full repayment by us of the 2008 Bridge Facility for an amount equal to the original purchase price plus accrued but unpaid dividends.

On December 7, 2010, FIF III, as the holder of the Macomb preferred stock, exercised its right to require us to purchase its Macomb preferred stock. We paid the purchase price of $14.1 million on December 8, 2010, which represented the sum of original purchase price paid by FIF III for the Macomb preferred stock and accrued but unpaid dividends thereon.

Fortress Investor Rights Agreement

On October 24, 2006, we entered into an Investor Rights Agreement with FIF III. The Investor Rights Agreement provides FIF III with certain rights with respect to the nomination of directors to our Board as well as registration rights for securities FIF III owns. The Investor Rights Agreement requires us to take all necessary or desirable action within our control to elect to our Board of Directors so long as FIF III and its permitted transferees beneficially own: (a) more than 50% of the voting power, four directors nominated by FIG Advisors LLC, an affiliate of Fortress (“FIG Advisors”), or such other party designated by Fortress; (b) between 25% and 50% of the voting power, three directors nominated by FIG Advisors; (c) between 10% and 25% of the voting power, two directors nominated by FIG Advisors; and (d) between 5% and 10% of the voting power, one director nominated by FIG Advisors. In the event that any designee of FIG Advisors shall for any reason cease to serve as a member of the

Board during his term of office, FIG Advisors will be entitled to nominate an individual to fill the resulting vacancy on the Board.

Pursuant to the Investor Rights Agreement, we granted Fortress, for so long as it beneficially owns at least 5% of its issued and outstanding common stock, “demand” registration rights. Fortress is entitled to an aggregate of four demand registrations. We are not required to maintain the effectiveness of the registration statement for more than 60 days. We are also not required to effect any demand registration within six months of a “firm commitment” underwritten offering to which the requestor held “piggyback” rights and which included at least 50% of the securities requested by the requestor to be included.

We are not obligated to grant a request for a demand registration within four months of any other demand registration and may refuse a request for demand registration if, in its reasonable judgment, it is not feasible to proceed with the registration because of the unavailability of audited financial statements.

For as long as Fortress beneficially owns an amount of at least equal to 1% of our issued and outstanding common stock, Fortress also has “piggyback” registration rights that allow Fortress to include the shares of common stock that Fortress owns in any public offering of equity securities initiated by us (other than those public offerings pursuant to registration statements on Forms S-4 or S-8) or by any of our other stockholders that may have registration rights in the future. The “piggyback” registration rights of Fortress are subject to proportional cutbacks based on the manner of the offering and the identity of the party initiating such offering.

We also granted Fortress, for as long as Fortress beneficially owns at least 5% or more of our common stock, the right to request shelf registrations on Form S-3, providing for an offering to be made on a continuous basis, subject to a time limit on our efforts to keep the shelf registration statement continuously effective and our right to suspend the use of a shelf registration prospectus for a reasonable period of time (not exceeding 60 days in succession or 90 days in the aggregate in any 12-month period) if we determine that certain disclosures required by the shelf registration statement would be detrimental to us or our stockholders.

We have agreed to indemnify Fortress against any losses or damages resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which Fortress sells shares of our common stock, unless such liability arose from Fortress’ misstatement or omission, and Fortress has agreed to indemnify us against all losses caused by its misstatements or omissions. We have agreed to pay all expenses incident to registration and Fortress will pay its respective portions of all underwriting discounts, commissions and transfer taxes relating to the sale of its shares under such a registration statement.

Other Investment Activities of Fortress

Fortress and its affiliates engage in a broad spectrum of activities, including investment advisory activities, and have extensive investment activities that are independent from and may from time to time conflict with ours. Fortress and certain of its affiliates have in the past, and in the future may sponsor, advise or act as investment manager to, investment funds, portfolio companies of private equity investment funds and other persons or entities that have investment objectives that may overlap with ours and that may, therefore, compete with us for investment opportunities.

Cracked Rock Media

Kirk Davis, our President and Chief Operating Officer, is the owner of Cracked Rock Media, an owner of local newspapers in Central Massachusetts. Mr. Davis has no day-to-day operational involvement with Cracked Rock Media. Cracked Rock Media’s activities may from time to time conflict with ours.

EXECUTIVE OFFICERS

Michael E. Reed, age 44, became our Chief Executive Officer in February 2006 and became a director in October 2006. Mr. Reed’s business experience and background is set forth under Proposal One: Election of Directors on page 14 of this proxy statement.

Melinda A. Janik, age 54, became our Senior Vice President and Chief Financial Officer in February 2009. She formerly served as an officer and Vice President and Controller of Paychex, Inc., a provider of payroll, human resource and benefit outsourcing services, from 2005 to 2009. Prior to joining Paychex, Inc., Ms. Janik served as Senior Vice President and Chief Financial Officer for Glimcher Realty Trust, a national mall Real Estate Investment Trust based in Columbus, Ohio, from 2002 to 2004. Ms. Janik was formerly Vice President and Treasurer of NCR Corporation, a global provider of financial and retail self service solutions and data warehousing, from 1997 to 2002. Prior to that, she worked for the accounting firm PricewaterhouseCoopers LLP. Ms. Janik is a Certified Public Account and holds an MBA in finance and accounting and a bachelor’s degree in chemistry from the State University of New York at Buffalo.

Kirk Davis, age 49, became our President and Chief Operating Officer in January 2009. Mr. Davis has been with us since 2006, serving as the Chief Executive Officer of GateHouse Media New England. Prior to joining us, Mr. Davis served as the Chief Executive Officer of Enterprise NewsMedia, LLC, also known as the South of Boston Media Group, from 2004 to 2006, which we purchased on June 6, 2006. Prior to that, Mr. Davis served as Vice President of Publishing for Turley Publications, Inc., a publishing and printing company, from 2002 to 2004. In 2001, Mr. Davis formed Cracked Rock Media, Inc. and began acquiring newspapers in Central Massachusetts. Mr. Davis still owns Cracked Rock Media, but has no day-to-day operational involvement. Prior to that, Mr. Davis served as President of Community Newspaper Company (“CNC”) from 1998 to 2001. Mr. Davis also served as President of a newspaper group in the Boston area, which was part of CNC, from 1996 to 1998. Mr. Davis also served as a Publisher and managed newspaper companies in Pennsylvania, Massachusetts and California from 1990 to 1996. Mr. Davis also served as Vice President of Circulation and Marketing for Ingersoll Publications from 1985 to 1990. Mr. Davis attended Wright State University and Ohio University. He is past chairman of the board for the Suburban Newspapers of America (“SNA”) and as well as past chairman of the SNA Foundation. In 2007, Mr. Davis was elected to the Board of Directors of the Audit Bureau of Circulations.

Polly G. Sack, age 51, became our Vice President, Secretary and General Counsel in May 2006. Ms. Sack was named a Senior Vice President of ours in February 2009. She was formerly Senior Vice President and Director of Mergers and Acquisitions of IMG Worldwide, Inc. (“IMG”), a global sports, media and entertainment company, and had served in that capacity since 2001. Ms. Sack also served as IMG’s associate counsel and a vice president from 1992 to 2001. Prior to that, she worked in private practice for a major international law firm. Ms. Sack holds bachelor degrees in civil engineering and mathematics from the Massachusetts Institute of Technology and a master’s degree in civil engineering from Stanford University, in addition to a law degree from Stanford University Law School.

Mark Maring, age 44, became our Vice President of Investor Relations and Strategic Development in March 2008 and became our Treasurer in February 2009. Mr. Maring also served as our Interim Chief Financial Officer from August 2008 to February 2009. He was formerly a Vice President of Mendon Capital Advisors Corp, a registered investment advisor, from 2004 through 2008 where his responsibilities included risk management and hedging strategies. From 2000 to 2004 Mr. Maring was Vice President Investor Relations for Constellation Brands, Inc. (“Constellation”) an international producer and marketer of beverage alcohol brands. Mr. Maring also served as Constellation’s Director of Planning from 1997 to 2000. From 1992 to 1997, Mr. Maring worked with the accounting firm Arthur Andersen LLP. From 1987 to 1992 he worked for The Chase Manhattan Bank, N.A. in investment banking. Mr. Maring is a certified public accountant and holds a master’s degree in finance and accounting, from the Simon School of Business at the University of Rochester and a B.S. from St. John Fisher College.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

The Board has responsibility for establishing, implementing and continually monitoring executive compensation. The Board’s focus is to establish compensation at levels necessary to attract, retain and motivate the best possible executive talent. Historically, the Board has developed our executive compensation programs based on input from our Chief Executive Officer, the officers’ current compensation, our financial condition, our operating results, and individual performance.

Throughout this section, the individual who served as the Company’s chief executive officer during 2010, as well as the two other individuals included in the 2010 Summary Compensation Table included below, are referred to as our “Named Executive Officers.” For the fiscal year ended December 31, 2010, the principal components of compensation for Named Executive Officers consisted of base salary and discretionary cash bonuses.

2010 Summary Compensation Table

The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the fiscal years ended December 31, 2010 and 2009.

					Change in
					Pension
					Value and
					Nonqualified
					Deferred
					Compensation	All Other
		Salary	Bonus(1)	Stock	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)	Awards ($)	($)(2)	($)	($)

Michael E. Reed	2010	$500,000	$750,000				$1,250,000
Chief Executive Officer	2009	500,000	500,000	—	—	—	1,000,000
Melinda A. Janik	2010	275,000	160,000				435,000
Senior Vice President and Chief	2009	248,558	150,000	10,000	—	—	408,558
Financial Officer
Kirk Davis	2010	461,261	275,000		$4,078		740,339
President and Chief Operating	2009	461,261	250,000	—	—	—	711,261
Officer

(1)	The amounts in this column reflect the bonus amount earned in the respective year without regard to the year those amounts were actually paid.

(2)	The amount in this column represents the aggregate change in the actuarial present value of Mr. Davis’ accumulated benefit under the George W. Prescott Publishing Company Pension Plan, which was frozen effective December 31, 2008.

Employment Agreements

Michael E. Reed

Mr. Reed is employed as our Chief Executive Officer pursuant to an employment agreement effective as of January 30, 2006. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as chief executive officer of our size and nature.

Pursuant to his employment agreement, which has an initial three-year term that automatically renews subject to the same terms and conditions for additional one-year terms unless either we or Mr. Reed gives notice of non-renewal within ninety days prior to the end of the term, Mr. Reed receives an annual base salary of $500,000. Mr. Reed also is eligible for an annual, performance-based bonus. The agreement provides that Mr. Reed is eligible to receive an annual target bonus of $200,000 upon the achievement of certain performance goals agreed to by Mr. Reed and our Board. The bonus is payable in either our common stock or cash in the discretion of the Board, provided that no more than 50% of the bonus shall be payable in our common stock without Mr. Reed’s approval.

Melinda A. Janik

Ms. Janik was appointed to serve as our Senior Vice President and Chief Financial Officer effective February 2, 2009 pursuant to an offer letter dated December 24, 2008.

Pursuant to her offer letter, which has no guaranteed term of employment or renewal provision, Ms. Janik’s initial annual base salary was set at $275,000. Ms. Janik is eligible for an annual bonus based on achievement of annually agreed upon goals, with the target bonus being 50% of base pay, payable in such combination of cash and shares of our common stock as determined by the Board, in its sole discretion under the Incentive Plan (or any similar or successor plan). On February 6, 2009, Ms. Janik also received an initial stock grant of 100,000 shares issued under the Incentive Plan. Such grant vests ratably on February 6, 2010, February 6, 2011 and February 6, 2012.

Kirk Davis

Mr. Davis is employed as our President and Chief Operating Officer pursuant to an employment agreement effective as of January 9, 2009. Under this agreement, he has the duties and responsibilities customarily exercised by the person serving as president and chief operating officer of a company of our size and nature.

Pursuant to his employment agreement, which has no guaranteed term of employment or renewal provision, Mr. Davis’ annual base salary shall be reviewed on an annual basis and adjusted in our sole discretion. Mr. Davis also is eligible for an annual bonus, based on the achievement, as determined by the Board in its sole discretion, of certain performance standards agreed to by Mr. Davis and our Board. Such bonus may be paid in such combination of cash and shares of our common stock as determined by the Board, in its sole discretion under the Incentive Plan (or any similar or successor plan).

General

Certain of our Named Executive Officers have restrictive covenants in their employment agreements and/or their management stockholder agreements for our benefit relating to non-competition during the term of employment and for the one year period following termination of their employment for any reason. Each of these agreements also contains restrictive covenants relating to non-solicitation of our employees, directors, agents, clients, customers, vendors, suppliers or consultants during the term of employment and for the one year period following termination of their employment for any reason.

No Equity Compensation Granted During 2010

We did not grant any annual cash incentive compensation, stock options or restricted share awards to our Named Executive Officers during the fiscal year ending December 31, 2010.

2010 Discretionary Cash Bonuses

Each of our Named Executive Officers is entitled to a discretionary annual bonus as determined by the Board in its sole discretion. The bonus is payable in our common stock or cash or a combination thereof, as determined by the Board, in its sole discretion. Any bonus that is payable in common stock vests over a specified period. In determining the amount, if any, of a discretionary annual bonus to award to each of our Named Executive Officers, the Board considered: (i) the achievement of certain performance goals of the Company and the Named Executive Officer: (ii) the effects on our performance of the current financial downturn and the changing nature of our industry and our business; (iii) the leadership provided by the Named Executive Officer during these challenging times; and (iv) the need to retain our Named Executive Officers during these times.

For 2010, the Board considered the above factors and, on March 1, 2011, awarded the following discretionary cash bonuses to our Named Executive Officers: Mr. Reed — $750,000; Ms. Janik - $160,000; and Mr. Davis — $275,000.

2010 Outstanding Equity Awards at Fiscal Year-End

In addition, we have provided the following Outstanding Equity Awards at Fiscal Year-End table to summarize the equity awards made to our Named Executive Officers which are outstanding as of December 31, 2010.

	Stock Awards
			Market Value
			of Shares
	Number of		or Units of
	Shares or Units		Stock that
	of Stock that		have not
	have not Vested		Vested(1)
Name	(#)		($)

Michael E. Reed	100,000	(2)(3)	10,000
	7,955	(4)	796
Melinda A. Janik	33,333	(5)	3,333
	33,333	(6)	3,333
Kirk Davis	16,667	(7)	1,667
	1,989	(4)	199

(1)	The amounts set forth in this column equal the number of shares of restricted stock indicated multiplied by the closing price of our common stock ($0.10) on December 31, 2010, the last trading day of 2010. There can be no assurance that the amounts shown in the table will ever be realized by the Named Executive Officer.

(2)	Pursuant to his employment agreement, Mr. Reed received a one-time grant of 300,000 shares of restricted common stock. On March 1, 2009, one-third of the initial stock grant vested; the remainder will vest ratably on March 1, 2010 and March 1, 2011 (the fourth and fifth anniversaries of his employment agreement’s effective date).

(3)	Shares of restricted stock vest on March 1, 2011.

(4)	Shares of restricted stock vest on January 3, 2011.

(5)	Shares of restricted stock vest on February 6, 2011.

(6)	Shares of restricted stock vest on February 6, 2012.

(7)	Shares of restricted stock vest on October 26, 2011.

Retirement Benefits

We maintain one defined benefit plan, the George W. Prescott Publishing Company Pension Plan (the “Prescott Pension Plan”). The Prescott Pension Plan benefits the employees of the George W. Prescott Publishing Company by providing funded, tax-qualified benefits up to the limits on compensation and benefits under the Internal Revenue Code. Benefits under the Prescott Pension Plan are funded by an irrevocable tax-exempt trust. An executive’s benefits under the Prescott Pension Plan are payable from the assets held by a tax-exempt trust, and are based on earnings up to a compensation limit under the Internal Revenue Code (which was $230,000 in 2008).

Effective December 31, 2008, the Prescott Pension Plan was amended to freeze benefit and participation. The only Named Executive Officer listed in the proxy statement who has benefits in the Prescott Pension Plan is Mr. Davis. The terms and conditions below relate solely to participants in the Prescott Pension Plan.

The “Normal Retirement Benefit” is expressed as an annual single life annuity payable from normal retirement age for the remainder of his life. The benefit under the Prescott Pension Plan is equal to an amount equal to the sum of (i) and (ii):

(i) an amount equal to the product of:

(a) 0.5% of Mr. Davis’ Average Compensation not in excess of the covered compensation base plus 1% of his Average Compensation in excess of the covered compensation base; and

(b) Mr. Davis’ years of Accrued Service (not in excess of 40).

(ii) an amount equal to the product of:

(a) 0.67% of Mr. Davis’ Average Compensation; and

(b) Mr. Davis’ years of Accrued Service in excess of 40.

“Average Compensation” means the average of Mr. Davis’ highest compensation paid during any five consecutive plan years of the ten plan years prior to December 31, 2008. “Compensation” means Mr. Davis’ total compensation in a plan year, excluding any bonuses, any overtime payments, and employer contributions under the Prescott Pension Plan or under any other employee benefit plan of an affiliated company. Pay in excess of the Internal Revenue Code Section 401(a)(17) limit, is not considered. “Accrued Service” is the total number of years prior to January 1, 2009 (June 1, 2009 for IBT Union employees), during which the executive has completed at least 1,000 Hours of Service.

If Mr. Davis retires after reaching the age of 60 and has completed five years of vesting service, he is entitled to the benefit amount. However, the benefit amount will be reduced 0.56% for each month his retirement precedes his reaching the age of 65.

In the event Mr. Davis dies prior to the commencement of benefit payments, his spouse will be eligible for a death benefit protection. This provides that if Mr. Davis and spouse were married for at least one year prior to his date of death, then the spouse of Mr. Davis shall receive a survivor annuity which is equal to 50% of the pension Mr. Davis would have received had he retired on his date of death or age 60, if later, with a joint and 50% survivor annuity option.

If Mr. Davis dies after payment of his benefit under the Prescott Pension Plan has commenced, the death benefit payable, if any, shall be determined in accordance with the form in which the benefit was being paid. The pension benefit under the Prescott Pension Plan is reduced if paid before normal retirement age. The pension benefit is defined as a single life annuity. Optional annuity forms which are approximately equal in value are also available.

Potential Payments Upon Termination or Change of Control

Each of our Named Executive Officers is entitled to receive amounts earned during his or her term of employment regardless of the manner in which the Named Executive Officer’s employment is terminated. These amounts include accrued but unpaid base salary and accrued and unused vacation pay through the date of such termination (the “Accrued Benefits”). In addition, each of our Named Executive Officers may receive compensation under the terms of our Management Stockholder Agreements or the Incentive plan, as well as under the terms of their employment agreement or offer letter. Mr. Reed and Mr. Davis have entered into employment agreements with us, and we entered into an arrangement and understanding with respect to Ms. Janik’s appointment by way of an offer letter.

The Management Stockholder Agreement with Mr. Reed contains a call option exercisable at our discretion pursuant to which we may purchase the shares of non-forfeited common stock which are subject to the Management Stockholder Agreement upon termination of his employment for any reason (the “Call Option”). The amount we will pay him is determined as follows: (a) in the case of a termination for cause, the lower of the purchase price of $1,000 per share or the fair market value (as determined by the Board) or (b) in the case of a termination for any reason other than cause, the fair market value (as determined by the Board).

Additionally, under the Incentive Plan, if a Named Executive Officer’s employment is terminated for any reason, we will immediately repurchase any remaining unvested restricted shares at a price equal to the par value ($.01) per share (the “Repurchase Obligation”).

Payments Made Upon Voluntary Termination and Termination for Cause

Under Mr. Reed’s and Mr. Davis’s respective employment agreements, if they voluntarily terminate their employment or are terminated by us for cause, they would not be entitled to any further compensation or benefits other than Accrued Benefits. They would also forfeit all unvested shares subject to their initial stock grant and any restricted stock bonuses and, in the case of termination due to an act of dishonesty committed in connection with our business, they would forfeit all shares subject to their initial stock grant and any restricted stock bonuses. Under the

Management Stockholder Agreements, we may exercise our Call Option. Under the Incentive Plan, we will purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation.

Payments Made Upon Death or Disability

Under Mr. Reed’s and Mr. Davis’s respective employment agreements, if their employment is terminated by reason of death or disability, they would not be entitled to receive any further compensation or benefits other than the Accrued Benefits. If Mr. Reed or Mr. Davis fails to perform their duties as a result of disability or incapacity, they shall continue to receive their base salary and all other benefits and all other compensation unless and until their employment is terminated. If our Named Executive Officers’ employment is terminated by reason of death or disability, we may exercise our Repurchase Obligation under the Incentive Plan. In addition, under the Management Stockholder Agreements, we may exercise our Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated by reason of death or disability, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, we will purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation.

Payments Made Upon Involuntary not for Cause Termination, or Change in Control with Termination

Under the employment agreements with Mr. Reed and Mr. Davis and the offer letter with Mr. Janik, if their employment is terminated by us other than for cause, they shall be entitled to:

(a) the Accrued Benefits;

(b) an amount equal to twelve months’ current base salary;

(c) the annual bonus including any declared bonus not yet paid;

(d) continuation of the Named Executive Officer’s health benefits at the same levels until the earlier of (i) the time it takes the Named Executive Officer to become eligible for benefits from a new employer or (ii) twelve months from the date of termination;

(e) the shares subject to the initial stock grant and any additional restricted stock bonuses that would have vested on the next anniversary date following the date of such termination, but in no event less than one-third (1/3) each of the shares subject to the initial stock grant and any additional restricted stock bonuses;

(f) if such termination occurs within twelve months of a change in control, 100% of the remaining unvested shares subject to the initial stock grant and any additional restricted stock bonuses will automatically vest; and

(g) under the Management Stockholder Agreements, we may exercise our Call Option.

Under the Incentive Plan, if the Named Executive Officer’s employment is terminated without cause, the Named Executive Officer shall be entitled to the restricted shares that would have vested on the next vesting date following the date of such termination. In addition, we will purchase any remaining unvested restricted shares pursuant to our Repurchase Obligation. If the termination occurs within twelve months of a change in control, 100% of the remaining unvested shares will automatically vest.

The employment agreements reference the definition of change in control in the Incentive Plan. The Incentive Plan defines a change in control as:

(a) any person acquiring 50.1% or more of our voting securities (other than securities acquired directly from us or our affiliates); or

(b) upon the consummation of a merger or consolidation of us or any subsidiary other than a merger or consolidation where at least a majority of the Board immediately following the merger or consolidation is at least a majority of the board of the surviving entity or its ultimate parent; or

(c) upon the approval by the stockholders of a complete liquidation or dissolution of our company of all or substantially all of our assets, other than (i) a sale or disposition by us of our assets to an entity of which at least

50.1% of the voting power is owned by our stockholders or (ii) a sale or disposition of all or substantially all of our assets immediately following which the Board members immediately prior thereto constitute at least a majority of the Board members of the entity who bought the assets or if the buyer is a subsidiary, the buyer’s ultimate parent.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers, as well as each person or group holding more than 10% of our common stock, to file reports of ownership and changes in ownership of our equity securities with the SEC. During 2010, all of our directors, executive officers and persons or groups holding more than 10% of our common stock complied in a timely manner with the filing requirements of Section 16(a) of the Exchange Act. In making this statement, we relied solely on the written representations of our directors, executive officers and persons or groups holding more than 10% of our common stock and copies of the reports that they have filed with the SEC.

OTHER MATTERS

Expense and Method of Proxy Solicitation

The enclosed proxy is solicited by the Board and the entire cost of solicitation will be paid by GateHouse Media. In addition, GateHouse Media may reimburse banks, brokers and other nominees for costs reasonably incurred by them in forwarding proxy materials to beneficial owners of its common stock. GateHouse Media officers and other employees may also solicit the return of proxies. Proxies will be solicited by personal contact, mail, telephone and electronic means.

Householding Information

Some banks, brokers and other nominees are participating in the practice of “householding” proxy statements and annual reports. This means that beneficial holders of our common stock who share the same address or household may not receive separate copies of this proxy statement and our 2010 Annual Report or Notice of Internet Availability of Proxy Materials, as applicable. We will promptly deliver an additional copy of any of these documents to you if you write us at: GateHouse Media, Inc. 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Investor Relations or contact Mark Maring at (585) 598-6874.

Annual Report on Form 10-K

We will provide to each stockholder who is solicited to vote at the 2010 Annual Meeting of Stockholders, upon the request of such person and without charge, a free copy of our 2010 Annual Report. Please write us at: 350 WillowBrook Office Park, Fairport, New York 14450, Attention: Investor Relations.

0 GATEHOUSE MEDIA, INC. PROXY/VOTING INSTRUCTION CARD PROXY SOLICITED BY THE BOARD FOR ANNUAL MEETING OF STOCKHOLDERS The undersigned hereby appoints GARRETT CUMMINGS and MONICA TREVISO, or either of them, each with full power of substitution and revocation, as the proxy or proxies of the undersigned to represent the undersigned and vote all shares of common stock of GateHouse Media, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of GateHouse Media, Inc., to be held in the Board Room at GateHouse Media, Inc., located at 350 WillowBrook Office Park, Fairport, NY 14450 on Thursday, May 26, 2011 at 9:00 a.m., local time, including any adjournments and postponements thereof, upon the matters set forth on the reverse side and more fully described in the notice of meeting and proxy statement for said Annual Meeting, and in their discretion upon all other matters that may properly come before said Annual Meeting. This Proxy revokes any prior Proxy given by the undersigned. CONTINUED AND TO BE SIGNED ON REVERSE SIDE COMMENTS: 14475

ANNUAL MEETING OF STOCKHOLDERS OF GATEHOUSE MEDIA, INC. May 26, 2011 PROXY VOTING INSTRUCTIONS INTERNET — Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page. COMPANY NUMBER TELEPHONE — Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. ACCOUNT NUMBER Vote online/phone until 11:59 PM EST the day before the meeting. MAIL — Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON — You may vote your shares in person by attending the Annual Meeting. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement, including the notice of meeting, and annual report are available at http://investors.gatehousemedia.com/annuals.cfm Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone.20230000000000001000 9 052611 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF THE DIRECTORS: 2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC NOMINEES: ACCOUNTING FIRM FOR ALL NOMINEES O Burl Osborne O Michael E. Reed 3. In their discretion, the proxies are authorized to vote upon such other matters WITHHOLD AUTHORITY as may properly come before the Annual Meeting. FOR ALL NOMINEES KEVIN SHEEHAN THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE FOR ALL EXCEPT WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY (See instructions below) WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 Mark here if you plan to attend the Annual Meeting To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF GATEHOUSE MEDIA, INC. May 26, 2011 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The proxy statement, including the notice of meeting, and annual report are available at http://investors.gatehousemedia.com/annuals.cfm Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20230000000000001000 9 052611 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS AND “FOR” PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. ELECTION OF THE DIRECTORS: 2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC NOMINEES: ACCOUNTING FIRM FOR ALL NOMINEES O Burl Osborne O Michael E. Reed 3. In their discretion, the proxies are authorized to vote upon such other matters WITHHOLD AUTHORITY as may properly come before the Annual Meeting. FOR ALL NOMINEES THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE FOR ALL EXCEPT WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY (See instructions below) WILL BE VOTED FOR ALL LISTED NOMINEES FOR DIRECTOR AND FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING. The Annual Meeting may be held as scheduled only if a majority of the shares outstanding are represented at the Annual Meeting by attendance or proxy. Accordingly, please complete this proxy, and return it promptly. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: Mark here if you plan to attend the Annual Meeting To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.